Exhibit 4

ENERGY CAPITAL PARTNERS MANAGEMENT, LP

40 Beechwood Road

Summit, New Jersey 07901

May 21, 2025

Via e-mail

Shenandoah Telecommunications Company

500 Shentel Way

Edinburg, Virginia 22824

Attention: Derek C. Rieger

Email: [redacted]

Re:	Request for a Waiver (Standstill Provision)

Ladies and Gentlemen:

Reference is made to that certain Investment Agreement, dated as of October 24, 2023 (the “Agreement”), by and among Shenandoah Telecommunications Company, a Virginia corporation ( “Parent”), Shentel Broadband Holding, Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent (the “Company”), ECP Fiber Holdings, LP, a Delaware limited partnership (the “Investor”), and, solely for the purposes set forth therein, Hill City Holdings, LP, a Delaware limited partnership affiliated with the Investor. Investor is the indirect wholly owned subsidiary of certain investment funds managed by Energy Capital Partners Management, LP (“ECP”) and its Affiliates. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

Pursuant to Section 8.01 of the Agreement, by signing the acknowledgement below, Parent hereby waives any restrictions under Section 5.07(a) of the Agreement applicable to ECP and its Affiliates acquiring, in the aggregate, up to 2,250,000 additional shares of Parent Common Stock, whether through open market purchases, privately negotiated transactions, or purchases pursuant to one or more written trading plans pursuant to Rule 10b5-1 of the Exchange Act. The foregoing waiver shall expire on the first anniversary of the date of this letter.

Parent’s waiver shall exclusively and solely be for the purposes of Section 5.07(a) of the Agreement in connection with the acquisition of beneficial ownership of Parent Common Stock by ECP (or any of its Affiliates) as set forth above. Except as expressly set forth in this letter, Parent reserves all rights and remedies set forth in the Agreement.

Article VIII of the Agreement is hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.

Please notify the undersigned if you have any questions regarding any of the matters contained in this letter.

[Signature page follows.]

Very truly yours,

ECP:

ENERGY CAPITAL PARTNERS MANAGEMENT, LP

By:	ECP Management GP, LLC
Its:	General Partner

By:	ECP ControlCo, LLC
Its:	Sole Member

By:	/s/ Matt DeNichilo
Name:	Matt DeNichilo
Title:	Partner

Accepted and agreed to as of the date first written above:

PARENT:

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Christopher E. French
Name:	Christopher E. French
Title:	President & CEO

cc:	Hunton Andrews Kurth LLP

951 East Byrd Street

Richmond, VA 23219

Attention: Steven M. Haas
Email: [redacted]

and

Hunton Andrews Kurth LLP

600 Travis Street

Suite 4200

Houston, TX 77002

Attention: J.A. Glaccum
Email: [redacted]

[Signature Page to Standstill Waiver]